Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-131900 on Form S-8 of our report dated March 26, 2007, relating to the consolidated financial statements and financial statement schedule of Hughes Communications, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Hughes Communications, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Baltimore, Maryland

March 26, 2007